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                                                                   EXHIBIT 10.66

      THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (the "Amendment"), made this 11th day of July, 2003 is entered into by PolyMedica Corporation, a Massachusetts corporation with its principal place of business at 11 State Street, Woburn, Massachusetts 01801 (the "Company"), and Samuel L. Shanaman, residing at Five Millstone Circle, Andover, Massachusetts 01810 (the "Employee").

      The Company and the Employee have previously executed an Employment Agreement dated October 7, 2002 (the "Employment Agreement"), which is hereby amended as set forth below. The capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Employment Agreement.

      1. Section 3.1 of the Employment Agreement be and hereby is amended by deleting such section in its entirety and substituting in lieu thereof the following:

            "3.1 Restricted Stock and Salary. The Employee's sole compensation for the services provided hereunder shall be (a) to enter into one or more Restricted Stock Agreements with the Company in the form attached hereto as Exhibit A providing for the issuance of shares of Company Common Stock to the Employee with repurchase rights lapsing as to $2,000 of such shares (valued at market prices when such agreements are executed, rounded down to the next whole share) for each day of services hereunder and (b) to be paid $600 for each of the Company's bi-weekly pay periods that occurs during the Employment Period."

      2. Except as amended hereby, the Employment Agreement is ratified and confirmed in all respects.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                    POLYMEDICA CORPORATION



                                    By: /s/ Stephen C. Farrell
                                        ---------------------------------------
                                    Title: Senior Vice President and Chief
                                    Financial Officer

                                    EMPLOYEE

                                    /s/ Samuel L. Shanaman
                                        ---------------------------------------
                                    Interim Chief Executive Officer and Lead
                                    Director